     As filed with Securities and Exchange Commission on September 20, 1996
                                                                Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             NEMATRON CORPORATION
            (Exact name of registrant as specified in its charter)

           MICHIGAN                                       38-2483796
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                              5840 INTERFACE DRIVE
                           ANN ARBOR, MICHIGAN  48103
                    (Address of principal executive offices)

                   NEMATRON CORPORATION 401(K) PLAN AND TRUST
                            (Full title of the plan)

                                David P. Gienapp
                    Vice President, Chief Financial Officer,
                            Treasurer and Secretary
                              Nematron Corporation
                              5840 Interface Drive
                           Ann Arbor, Michigan  48103
                                 (313) 994-0591
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                   Copies to:
                          Aleksandra A. Miziolek, Esq.
                              Dykema Gossett PLLC
                             400 Renaissance Center
                         Detroit, Michigan  48243-1668

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------

   Title of                   Proposed Maximum  Proposed Maximum     Amount of
Securities to   Amount to be      Offering         Aggregate       Registration
be Registered    Registered*  Price Per Share**  Offering Price**      Fee
- -------------------------------------------------------------------------------
Common Stock   200,000 shares    $8.625            $1,725,000       $595.00

- -------------------------------------------------------------------------------
* Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

** Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common
       Stock on the Nasdaq National Market on September 18, 1996, in accordance with Rule 457(h).
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents filed by Nematron Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a) The description of Common Stock contained in the Registration Statement on Form 10, No. 0-21142, filed under the Exchange Act.

               (b) Annual Report on Form 10-KSB for the year ended September 30, 1995, as amended by Form 10-KSB/A filed February 2, 1996 and Form 10-KSB/A2 filed May 20, 1996.

               (c) Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1995, March 31, 1996 and June 30,
                        1996.


               All documents filed by the Company and the Company's 401(K) Plan and Trust (the "Plan") with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.


Item 4.        DESCRIPTION OF SECURITIES

               The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act.


Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.


Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") govern the indemnification of officers, directors and other persons. In this regard, the MBCA provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation or its shareholders (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful). Such indemnification may be made against (a) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement, which were actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of, the corporation) arising out of a position with the corporation (or with some other entity at the corporation's request), and (b) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by, or in the right of, the corporation, unless the director or officer is found liable to the corporation and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (a) and (b) above be made only on a determination by a majority vote of a quorum of the board of directors comprised of members who were not parties to or threatened to be made parties to such action. In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the applicable standard of conduct set forth in the MBCA, and (ii) a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that he is entitled to indemnification and a determination that the facts then known to those making the advance would not preclude indemnification. The Company's Articles of Incorporation provide the same indemnification rights as the MBCA.

               Subject to the exceptions recited in the following sentence, the Company's Articles of Incorporation provide that no director shall be personally liable to the Company or its shareholders for damages for breach of his or her duty as a director. Such exculpatory language does not, however, eliminate or limit the liability of a director for (a) breach of the duty of loyalty, (b) acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law, (c) certain other violations of the Michigan Business Corporation Act, or (d) responsibility of any transaction from which the director has derived an improper personal benefit.

               The MBCA permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company, whether or not such liabilities would be within the indemnification provisions of the MCBA. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having served as directors and officers of the Company or certain other entities.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.


Item 8.        EXHIBITS

               The following exhibits are filed with this Registration
Statement:

                5 Determination letter of Internal Revenue Service with respect to the acceptability of the form of the Plan under the Internal Revenue Code.

               23.1 Consent of KPMG Peat Marwick LLP, independent accountants.

               23.2 Consent of Deloitte and Touche LLP, independent accountants.

               24       Power of Attorney (contained on signature page).

               99.1 Amended Adoption Agreement to 401(k) Plan and Trust, effective as of October 1, 1996.


Item 9.        UNDERTAKINGS

               (1) The undersigned registrant hereby undertakes (a) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on September 19, 1996.

                                               NEMATRON CORPORATION


                                               By: /s/ David P. Gienapp
                                                  -----------------------------
                                                  David P. Gienapp
                                                  Vice President,
                                                  Chief Financial Officer,
                                                  Treasurer and Secretary


               Each person whose signature appears below constitutes and appoints Frank G. Logan, III and David P. Gienapp, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact or his or her substitute may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities as of September 19, 1996.

        Signature                          Title
        ---------                          -----
/s/ Frank G. Logan, III         Chairman, President,
- ---------------------------     Chief Executive Officer and a
Frank G. Logan, III             Director
                                (Principal Executive Officer)



/s/ David P. Gienapp            Vice President,
- ---------------------------     Chief Financial Officer,
David P. Gienapp                Treasurer, Secretary and
                                a Director
                                (Principal Financial and Accounting Officer)



/s/ Gregory J. Chandler         Vice President and
- --------------------------      a Director
Gregory J. Chandler

/s/ Hugo E. Braun               Director
- ---------------------------
Hugo E. Braun


/s/ Garnel F. Graber            Director
- ---------------------------
Garnel F. Graber


/s/ Michael L. Hershey          Director
- ---------------------------
Michael L. Hershey


/s/ Harry A. Sundblad           Director
- ---------------------------
Harry A. Sundblad


               Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on September 19, 1996.

                                      NEMATRON CORPORATION 401(K) PLAN AND
                                      TRUST

                                      By:  David P. Gienapp

                                      Its: Plan Administrator

                                      /s/ David P. Gienapp
                                      ----------------------------------------

                               INDEX TO EXHIBITS


Number                Description
- ------   ----------------------------------------------------------------------
 5 Determination letter of Internal Revenue Service with respect to the acceptability of the form of the Plan under the Internal
         Revenue Code.

23.1     Consent of KPMG Peat Marwick LLP, independent accountants.

23.2     Consent of Deloitte and Touche LLP, independent accountants.

24       Power of Attorney (contained on signature page).

99.1 Amended Adoption Agreement to 401(k) Plan and Trust, effective as of October 1, 1996.